EXHIBIT 10.4

DISCOUNT FACTORING AGREEMENT

BETWEEN

CAPSTONE BUSINESS CREDIT, LLC,
AS THE FACTOR

AND

HARBREW IMPORTS, LTD.,
AS THE COMPANY

THIS DISCOUNT FACTORING AGREEMENT (this "Agreement"), made and executed this 22 day of January 2007, by and between HARBREW IMPORTS, LTD., a New York corporation (the "Company"), and CAPSTONE BUSINESS CREDIT, LLC (the "Factor").

1.              Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings for the purposes of this Agreement:

"Accounts" shall have the meaning ascribed to such term in the Code.

"Accounts Receivable" shall have the meaning set forth in Section 2 of this Agreement.

"Anniversary Date" means the last day of the twenty fourth (24th) month following the date of this Agreement and the same day in each year thereafter.

"Chattel Paper" shall have the meaning ascribed to such term in the Code.

"Clearance Days" means three business, days.

"Closed" means an Account Receivable that is either (a) paid in full by the Customer obligated on such Account Receivable, or (b) repurchased in cash by the Company.

"Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

"Collateral" shall have the meaning set forth in Section 7 of this Agreement.

"Company Risk Accounts Receivable" shall have the meaning set forth in Section 3 of this Agreement.

"Customer" means the purchaser of goods or services from Company and who is obligated on an Account, Instrument, Document, Chattel Paper or General Intangible initially owing to such Company.

"Documents" shall have the meaning ascribed to such term in the Code.

"Event of Default" shall have the meaning set forth in Section 17.1 of this Agreement.

"Factor Risk Accounts Receivable" shall have the meaning set forth in Section 3 of this Agreement.

"Factored Accounts" means all Accounts, Instruments, Documents, Chattel Paper and General Intangibles which are (a) initially owing to Company by a Customer, and (b) subsequently purchased by Factor from Company pursuant to this Agreement. Factored Accounts shall include all returned or repossessed goods arising out of or relating to the sale or other disposition of goods giving rise thereto, all proceeds thereof and the merchandise represented thereby, and all invoices and other records evidencing or pertaining to the Factored Accounts.

"Factoring Agreement" means an agreement between Company providing for the purchase by Factor from Company of Accounts owing to Company by its Customers.

"Factoring Documents" means this Agreement, together with any documents, instruments and agreements, executed and/or delivered in connection herewith, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

"Funds Employed" means gross Factored Accounts outstanding on Factor's books less any balance outstanding in the Reserve Account to the credit of Company.

"General Intangibles" shall have the meaning ascribed to such term in the Code.

"Instruments" shall have the meaning ascribed to such term in the Code.

"Lender" means Capstone Capital Group I, LLC.

"Misdirected Payment Fee" shall be fifteen percent (15%) of the amount of any payment on account of a Factored Account which has been received by Company and not delivered in kind to Factor on the next business day following the date of receipt by Company.

"Missing Notation Fee" shall be 15% of the face amount of each invoice.

"Obligations" means all obligations, liabilities and indebtedness of Company to Factor, now existing or hereafter incurred, direct or indirect, absolute or contingent, whether created under this Agreement, any supplement hereto or any other agreement between Company and Factor or otherwise, including without limitation, obligations owed by Company to others which Factor obtains by assignment.

"Person" means an individual, corporation, partnership, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

"Purchase Price" shall have the meaning set forth in Section 4 of this Agreement.

"Required Reserve Amount" means the Reserve Percentage multiplied by the unpaid balance of Accounts Receivable.

"Reserve Account" shall have the meaning set forth in Section 5 of this Agreement.

"Reserve Percentage" means 20%.

"Reserve Shortfall" means the amount by which the Reserve Account is less than the Required Reserve Amount.

"Solvent" means that Company (i) owns property whose fair saleable value is greater than the amount required to pay all of its indebtedness (including contingent debts), (ii) is able to pay all of its indebtedness as such indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is engaged.

2.              Appointment. Company appoints Factor as its sole factor with respect to all sales of its merchandise or rendition of services to Customers and hereby offers to sell and assign only to Factor, as absolute owner, all Accounts Receivables arising out of such sales of services, including all such sales or services arising under any trade names or through any division or selling agent. "Accounts Receivable" shall mean and include Accounts, contract rights, Instruments, Documents, Chattel Paper, General Intangibles, returned or repossessed goods arising out of or relating to the sale or other disposition of goods at any time or from time to time, all proceeds thereof and merchandise represented thereby. The assignment of Accounts Receivable to Factor shall vest in Factor all of Company's rights, securities, guaranties and liens with respect to each Account Receivable, including all rights of stoppage in transit, replevin, reclamation, and all claims of lien filed by Company or held by Company on personal property, and all rights and interest in the merchandise sold, and all of Company's defenses and rights of offset with respect to any payments received by Factor on Accounts Receivable, but Factor shall not be obligated to, and shall not be liable for, exercising or refusing to exercise any rights granted to Factor hereby.

3.              Purchase of Accounts Receivable. Factor agrees to purchase from Company at the office of Factor all Accounts Receivable first approved by Factor in writing as to credit risk and terms of sale (each such approved Account Receivable being herein called a "Factor Risk Account Receivable"). All orders from Customers including the amount and terms of each proposed sale or service to such Customers shall be submitted in advance of purchase or rendition of service to Factor for prior written approval, which may be granted or withheld at Factor's sole discretion. Factor's approval is subject to withdrawal either orally or in writing at any time prior to delivery of merchandise or rendition of services, and shall be deemed no longer effective in any event if Company's delivery of merchandise or rendition of services is made more than thirty (30) days beyond the date specified for such delivery or rendition in the terms of sales submitted to Factor for its approval, or more than thirty (30) days from the date of Factor's approval if no delivery or rendition date has been specified. Submission of orders for Factor's prior written approval shall not be required with regard to a sale made by Company in compliance with any Customer credit line which may from time to time be issued to Company by Factor in its sole discretion, provided that shipments are made prior to the expiration date of the credit line approval. Any Customer credit line issued by Factor may be amended or withdrawn by Factor in whole or in part at any time and for any reason without advance notice. The amount of all Accounts Receivable of each Customer as to which Factor shall have approved a Customer credit line shall, in the order in which they have arisen, be treated as Factor Risk Accounts Receivable up to the limit of the Customer credit line in effect from time to time. Upon the receipt of any payment in collected funds from or issuance of credit to a Customer with respect to a Factor Risk Account Receivable, the Accounts Receivable of such Customer in excess of the Customer credit line shall, to the extent of such payment or credit and in the order in which they have arisen, be treated as Factor Risk Accounts Receivable, unless prior to such payment or credit Factor shall have withdrawn the credit line approval.. Factor's withholding or withdrawing of a Customer order approval or credit line approval shall at all times be in Factor's sole discretion, and Factor's actions with regard thereto shall not render Factor liable to Company in any respect for damages or otherwise. Subject to Company's warranties and representations herein contained, Factor will assume the credit loss on each Factor Risk Account Receivable specifically assigned to Factor hereunder within twenty-one (21) days from the earlier of its invoice date or shipping date if the Customer, after receiving and accepting delivery of goods or services, fails to pay in full such Factor Risk Account Receivable on its longest maturity solely because of its financial inability to pay. ,If, however, such failure to pay is due in whole or in part to any other cause, Factor shall not be responsible and shall have full recourse to Company. Factor at its option may purchase Accounts Receivable not approved as to credit risk or teens of sale (each such Account Receivable not approved by Factor being herein called a "Company Risk Account Receivable"), but each purchase of a Company Risk Account Receivable shall be with full recourse to Company and Company agrees to pay Factor on demand for each Company Risk Account Receivable.

4.              Purchase Price. The purchase price of each Account Receivable (the "Purchase Price") shall be equal to eighty-percent (80%) of the gross amount of the Account Receivable. The Purchase Price shall be remitted to the Company upon acceptance by Factor of the assignment of the Accounts Receivables provided at that time Factor has received a Letter of Acceptance substantially in the form of Exhibit C annexed hereto or such other evidence acceptable to Factor, in its sole discretion, that the Customer has received and accepted the merchandise and that the Customer will assert no defenses, claims or offsets in excess of ten (10%) percent of the invoice amount. After purchase of an Account Receivable by Factor, a discount, credit, unidentifiable payment or allowance may be claimed solely by the Customer, and if not so claimed, such discount, credit, payment or allowance shall be the property of Factor.

5.              Company Reserve Account. Factor shall establish on its books in Company's name a reserve account (the "Reserve Account") which Factor shall credit with the Purchase Price of all Accounts Receivable purchased by Factor from Company and which Factor shall debit with all disbursements of funds made to Company or on its behalf, as well as all credits, discounts to Company's Customers, anticipations earned by Company's Customers, factoring charges, interest, bank wire transfer and other fees and any other amounts chargeable to Company under this Agreement or any supplement hereto or any other agreement between Company and Factor.' Factor shall furnish Company with advices of all credits and debits to the Reserve Account. Factor will' render to Company on a monthly basis a statement of its Reserve Account. Each statement of account will be considered correct and binding on Company, absent manifest error, unless Company objects in writing, by certified mail, return receipt requested, to capstone within thirty (30) days of the date of such statement of account, setting forth each and every specific exception by Company to such statement. Each statement of account shall be deemed delivered when e-mailed or when mailed through the United States postal service, three days after the date of such statement. Each statement shall be dated within 10 days of the 1st day of each month, and Company will be deemed to have received such statement unless it claims non-receipt in writing by certified mail, return receipt requested, by the twenty-fifth day of such month.

6.              Warranties and Representations. Company warrants and represents that each Account Receivable sold and assigned to Factor hereunder: (a) shall be genuine and valid and shall represent a completed delivery or performance in fulfillment in every respect of the terms, conditions and specifications of a bona fide, uncancelled and unexpired sale or service in the ordinary course of business to a Customer which is not affiliated with Company in full compliance with the specifications of such Customer; (b) Company shall be at the time of delivery or performance the absolute owner of all merchandise and other property involved; (c) Company has not granted and, without Factor's prior written consent, Company will not hereafter grant to any other Person until all security interests granted hereunder have been terminated, a security interest in, or grant to any other Person any right to purchase, the Factored Accounts; (d) is enforceable for the full amount thereof and will be subject to no dispute or claim by the Customer in whole or in part as to price, terms, quality, quantity, delay in shipment, offsets, counterclaims, contra accounts or any other defense of any other kind and character, real or claimed; (e) will be subject to no discounts, deductions, allowances, offsets, counterclaims or other contra items or to no special terms of payment which are not shown on the face of the invoice thereof; (f) will not represent a delivery of merchandise upon "consignment," "guaranteed sale," "sale or return," "payment on reorder" or similar terms; (g) is payable in United States Dollars and has been invoiced to the Customer by an invoice that bears notice of the sale and assignment to Factor in compliance with the terms of this Agreement; and (h) will not represent a "pack, bill and hold" transaction unless Company furnishes Factor with a copy of the Customer's purchase order and has obtained Customer's agreement to grant Factor a security interest in the merchandise and to pay for the merchandise at the maturity date of the invoice irrespective of whether or not Company has received instructions to deliver the same; (i) Company agrees to notify Factor promptly of any change in the name, corporate structure, or business addresses or location of the Company; (j) All applicable state and federal laws have been complied with in conjunction with all of the Factoring Agreement, as well as all of the transactions arising pursuant to the Factoring Agreement. Company acknowledges to Factor that the non-compliance with such laws constitutes a breach of this Agreement and would have an adverse impact on the value, enforceability and/or collectability of any Factored Account sold and assigned to Factor pursuant to this Agreement; (k) Company is duly incorporated and in good standing in its state of incorporation and those states in which Company conducts business and shall remain so for so long as this Agreement is in effect; (1) the Factoring Agreement, and the transaction entered into in connection therewith, does not and shall not contravene any applicable statute, law or regulation; and (m) the Factoring Agreement correctly sets forth all of the terms of the factoring relationship between Company and the Factor. Company shall provide Factor with immediate notice of any breach of the Factoring Agreement.

7.             Collateral, No Lien Termination Without Release, Liquidation Success Premium.

7.1           As security for all of the Obligations, Company grants Factor a continuing lien in, and security interest in the collateral described in Exhibit A (being herein referred to as the "Collateral"). Recourse to the Collateral or any other security shall not at any time be required and Company shall at all times remain liable for the repayment upon demand of all Obligations at any time owing by Company to Factor. During the term of this Agreement, Company shall not sell or assign, negotiate, pledge or grant any security interest in any of the Collateral to anyone other than Factor or Lender, without Factor's prior written consent.

7.2            In recognition of Factor's right to have all its attorneys' fees and other expenses incurred in connection with this Agreement secured by the Accounts Receivables and other collateral, notwithstanding payment in full of any deficiency by Company, Factor shall not be required to record any termination or satisfactions of any liens on the Accounts Receivables and Collateral unless the Company has executed and delivered to Factor general releases in a form reasonably acceptable to Factor. The Company understands that this provision constitutes a waiver of rights under Section 9-513(c) of the UCC.

7.3           If Company substantially ceases operating as a going concern, and the proceeds of the Collateral created after an Event of Default are in excess of the balance due at the time of default, Company shall pay to Factor a liquidation success premium of ten (10%) percent of the amount of such excess.

8.             Invoicing. All invoices for merchandise sold or services rendered to a Customer shall be prepared by the Company and shall bear a notice that they have been assigned to, are owned by and are payable directly and only to Factor's Refactor in substantially the faun shown on the notice of assignment attached hereto as Exhibit B attached hereto. Upon Factor's request, Company shall furnish Factor with copies of all invoices, accompanied by duly executed assignment schedules, original shipping or delivery receipts, and such other information or Documents as Factor in its discretion may request from time to time. Company represents and warrants to Factor that it has given or will promptly give, or has caused or will promptly cause to be given, written notification to all Customers of Factor's purchase and ownership thereof. In the event that such notification for any reason is not timely provided to a Customer, Factor at its option shall have the right (but no obligation) to provide such notification to such Customer, with the same effect as if such notice had been given directly by Company. If Company fails for any reason to provide Factor, within two (2) days after a request by Factor, with copies of such invoices (or the equivalent) or such proof of shipment or delivery when requested by Factor for any Factor Risk Account Receivable or fails to provide the Letter of Acceptance or other evidence concerning acceptance of merchandise by the Customer as provided in Section 3, such Factor Risk Account Receivable shall automatically become a Company Risk Account Receivable. Factor shall have no liability with respect such Company Risk Account Receivable and Company shall immediately reimburse Factor for the amount of any remittances made by Factor to Company thereon. Each invoice shall bear the terms of sale and no change from the original terms of sale shall be made without Factor's prior written consent. Factor reserves the right to mail original invoices to the Customers at Company's expense; however, mailing, sending or delivery by Factor of a bill or invoice shall not be deemed to be any representation by Factor with respect thereto.

9.              Payment of Accounts Receivable. All payments of Accounts Receivable and other payments on behalf of Company received by Factor shall be credited to Company's Reserve Account. No check, draft or other instrument received by Factor shall constitute final payment unless and until such check, draft or other instrument shall have been actually collected by Factor in immediately available funds. The amount of the Purchase Price of any Factor Risk Account Receivable which remains unpaid will be deemed collected and will be credited to Company's account as of the earlier of the following dates: (a) the date of the Account Receivables longest maturity if any proceeding or petition is instituted or filed by or against the Customer for relief under any federal or state bankruptcy or insolvency law, code or act, or if a receiver or trustee is appointed for the Customer; or (b) as of the last day of the fourth (4th) month following its longest maturity date if such Factor Risk Account Receivable remains unpaid as of such date without the happening of any of the events specified in the preceding clause (a). If any Factor Risk Account Receivable credited to Company's Reserve Account is not paid for any reason other than the Customer's financial inability to pay, Factor shall reverse the credit and charge Company's Reserve Account accordingly and such Account Receivable shall then be deemed a Company Risk Account Receivable.

10.            Remittances. Without limiting the obligations of Company under Section 9 hereof, all remittances received by Company with respect to all of its Accounts Receivable purchased by Factor shall be held in trust for Factor, and Company shall immediately deliver to Factor the identical checks, drafts, monies or other forms of payment received, and Factor shall have the right to endorse Company's name on any check, draft or other form of remittance received, where such endorsement is required to effect collection. Company hereby appoints Factor or such Person as Factor may name as its attorney-in-fact to execute all necessary documents in Company's name and do all things necessary to carry out this Agreement. Company ratifies and approves all acts of the attorney and agrees that neither Factor nor the attorney shall be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law. This power being coupled with an interest is irrevocable as long as Company is indebted to Factor in any manner.

11.            Customer Disputes and Claims. Company agrees to notify Factor immediately of all returns and allowances and of all disputes with and claims made by Customers and to adjust all such claims and disputes at its own expense, issuing credit memoranda promptly, but subject to Factor's approval. It is Factor's practice to allow a reasonable time for the settlement of disputes between Company and Company's Customers without waiving Factor's right at any time to adjust any claims and disputes on a Factor Risk Account Receivable directly with the Customer and to charge back to the Reserve Account at any time the full amount of the Account Receivable involved. Factor may at any time charge the Reserve Account the full amount of: (a) any Customer deduction of not more than one hundred dollars; (b) any Factor Risk Account which is not paid in full when due for any reason (real or imaginary) other than the Customer's financial inability to pay; (c) any Account for which there is a breach of any of Company's warranties or representations set forth herein; (d) any anticipation deducted by such Customer on any Account; and (e) any Company Risk Account Receivable which is not paid in full when due. Any such charge back shall not be deemed to constitute a reassignment of the Account Receivable, and Factor shall retain a security interest therein as security for all Obligations owing to Factor.

12.            Collection of Accounts; Returned Goods. As owner of the Accounts Receivable, Factor shall have the right to (a) bring suit, or otherwise enforce collection, of the Account Receivable in the name of Company or Factor, (b) modify the terms of payment, settle, compromise or release, in whole or in part, any amounts owing, on terms Factor may deem advisable, and (c) issue credits in the name of Company or Factor. Should any goods be returned or rejected by Company's Customers or otherwise recovered by Company, Company shall segregate and hold such goods in trust for Factor, but at Company's sole risk and expense. Company shall also promptly notify Factor and, at Factor's request, will deliver such goods to Factor, pay Factor the invoice price thereof, or sell such goods at Company's expense for the purpose of paying Company's Obligations to Factor. Once Company has granted or issued a discount, credit or allowance to a Customer on any Account Receivable, Company shall have no further interest therein. Any remittances received by Company on account of any of the Accounts Receivable shall be held by Company as trustee of an express trust for Factor's benefit, separate from its own property, and Company shall immediately deliver the same in kind properly endorsed to Factor. Factor may endorse Company's name on any check, instrument, draft or other document in payment of an Account Receivable. Any payments made to either Company or Factor from, or credits issued to, a Customer shall be applied first to the Factor Risk Accounts Receivable owing by such Customer, irrespective of instructions of the Customer or the invoice dates of such Factor Risk Accounts Receivable or the mariner in which payment is made, and Factor shall have recourse to Company to the extent any such payment is made directly to Company.

13.            Commissions. Company agrees to pay Factor a commission of two percent (2%), in the form of a discount on the face amount of each Factor Risk Accounts Receivable or Company Risk Accounts Receivable for the first thirty (30) days or part thereof that such Account Receivable is outstanding. In no event, however, shall the commission payable for each invoice be less than $7.00. All commissions due hereunder shall be payable by debit to the Reserve Account. After the first thirty (30) days that any portion of a Factor Risk Accounts Receivable or Company Risk Accounts Receivable has not been Closed and until such Account Receivable is Closed, the commission due to Factor shall be one percent (1%) for each additional fourteen (14) day period, or portion thereof that such Account Receivable is outstanding, and shall be earned on the first day of such period. The minimum commissions to be earned by Factor under this Agreement for (i) the first year of this Agreement, commencing the date hereof shall be $420,000 and (ii) the second year of this Agreement, commencing on the first anniversary date hereof shall be $540,000 (each, a "Minimum Commission"). The difference between the Minimum Commissions and the amount of commissions actually received shall be chargeable to the Reserve Account as of the end of each such year (or, if this Agreement is terminated for any reason before the Anniversary Date, as of the date of such termination).

14.            Refactoring. The Company acknowledges and agrees that the Factor may, from time to time, reassign and resell any Account Receivables and the Collateral to (i) CIT Commercial Services, Inc. or any of its successors in interest; (ii) any other factor; or (iii) such other business entity as Factor in its sole discretion may determine (any such entity collectively and severally referred to herein as the "Refactor"). Pursuant to the terms and conditions of agreements entered into with such Refactor from time to time (the "Refactoring Agreements"), the Company hereby consents to any such resale, reassignment and hypothecation. Company agrees that all agreements, representations, warranties and covenants made by it hereunder shall be deemed to be made both to the Factor and the Refactor, jointly and severally as the context may require and that the term "Factor" as used throughout this Agreement shall in all instances be interpreted to mean "either the Factor or the Refactor or both of them." The Company agrees that (i) this Agreement is and shall at all times be subject to the terms, provisions and covenants of the Refactoring Agreements which may now or hereafter affect this Agreement and to any renewals, modifications, replacements or extensions thereof; and (ii) the Refactor may exercise all of the Factor's rights and remedies hereunder whether or not such rights or remedies have been specifically granted herein to the Refactor. The Company covenants and agrees that the Refactor, its employees and its agents shall not be liable to it for any act, omission, breach or violation on its part or on the Factor's part with respect to performance or non-performance of any of the terms and provisions of the Refactoring Agreements, and with respect to performance or non-performance of any of the terms and provisions of this Agreement, or any other agreement between the parties hereto and any indebtedness owing by the Factor to the Company of any kind or nature whatsoever, if any, and that the Company shall look solely to the Factor for enforcement of its rights under this Agreement and the Reassignment Agreements.

15.            Financial Statements and Information; Inspections.

15.1         Company shall furnish Factor with annual financial statements prepared by an independent accountant acceptable to Factor and also furnish on a timely basis interim financial statements and other financial information upon Factor's request.

15.2         Factor shall have the right at any time to access, review and copy, at Company's expense, all records and documents relating to any Collateral, and to access and utilize computer hardware and software and other data processing systems used by Company. Company shall maintain, and shall furnish to Factor on request, such other supporting documents and reports with respect to the Factored Accounts as Factor may reasonably request from time to time. If any of Company's records or reports in respect of reporting any of the foregoing information are prepared by an accounting service or other agent, Company hereby irrevocably authorizes such service or agent to deliver such records, reports and related documents to Factor, and such accounting service or agent may rely upon a copy of this Agreement as evidencing such authorization without necessity of notice to or further consent by Company.

15.3         Company shall permit any representative of Factor to visit and inspect any of the properties of Company, to examine all books of accounts, records, reports and other papers, to make copies and extracts therefrom, and to discuss the affairs, finances and accounts of Company with its officers, employees, independent public accountants, creditors and depository institutions all at such reasonable times and as often as may be reasonably requested. Company agrees to do all things necessary or appropriate to permit Factor to fully exercise its rights under this Section 15.3.

16.           Financial Condition. Company warrants that it is Solvent and shall remain Solvent during the term of this Agreement; that any financial statements delivered to Factor accurately and fairly state Company's financial condition; that there has been no material adverse change in Company's financial condition as reflected in the statements since the date thereof nor do the statements fail to disclose any fact or facts which might materially adversely affect Company's financial condition; and there is no litigation pending or threatened, which taken in the aggregate if adversely determined, can reasonably be expected to have a material adverse affect on Company's financial condition.

17.            Term of Agreement; Termination.

17.1         This Agreement shall take effect on the date of acceptance by Factor and shall remain in full force and effect until terminated: (a) by Company at any time upon the giving of not less than thirty (30) days prior written notice of termination to Factor or (b) by Factor at any time upon the giving of not less than thirty (30) days prior written notice of termination to Company, or, (c) without notice if any of the following events (each, an "Event of Default") shall occur: (i) Company shall default in the payment of any of the Obligations on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise); (ii) any representation or warranty made in this Agreement or any supplement hereto, or in any other document executed in connection herewith, or any instrument, certification or financial statement furnished in compliance with or in reference hereto or thereto, or in any other agreement between Company and Factor, shall prove incorrect or misleading in any material respect when made or furnished; (iii) Company shall fail or neglect to perform, keep or observe any covenant or agreement contained in this Agreement or any supplement hereto or any other agreement between Company and Factor; (iv) Company or any guarantor of the Obligations shall file or have filed against it a petition, answer or consent seeking relief under Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official shall be appointed for Company or any guarantor of the Obligations or any substantial part of its or his property; (v) the occurrence of any event or condition which, alone or when taken together with all other events or conditions occurring or existing concurrently therewith, Factor determines (1) has or may be reasonably expected to have a material adverse effect upon Company's business, operations, properties, condition (financial or otherwise); (2) has or may be reasonably expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other agreement between Company and Factor; (3) has or may be reasonably expected to have any material adverse effect upon any security for the Obligations, Factor's liens therein or the priority of such liens; or (4) materially impairs the ability of Company to perform its Obligations under this Agreement or any other agreement between Company and Factor, or the ability of Factor to enforce and collect the Obligations or realize upon any of the security for the Obligations in accordance with the terms of this Agreement or any other agreement between Company and Factor or applicable law; (vi) Company is no longer Solvent, or fails, closes, suspends, or goes out of business; or (vii) there is a change (by death or otherwise) in Company's principal stockholders or owners. In the event that this Agreement is terminated by Company prior to an Anniversary Date, Factor shall be entitled to the unpaid portion of the minimum factoring. commissions which would have been payable to Factor pursuant to Section 13 of this Agreement through such Anniversary Date.

 17.2         Company shall indemnify Factor and hold Factor harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Factor (including reasonable attorneys' fees and expenses) as the result of Company's failure to observe, perform or discharge any of its Obligations or duties hereunder or under any Factoring Agreement. In addition, Company shall defend Factor against and save Factor harmless from the actions, demands or claims of any Person with respect to any of the Factored Accounts or any of the other Collateral, except any such actions, demands or claims directly arising from Factor's willful misconduct or gross negligence.

 17.3         In the event that this Agreement is terminated by Company or by Factor as a result of an Event of Default prior to an Anniversary Date, Factor shall be entitled to the unpaid portion of the minimum factoring commissions which would have been payable to Factor pursuant to Section 13 of this Agreement through such Anniversary Date.

 18.           Effect of Tertian. ation. Upon the effective date of termination, all Obligations of Company to Factor shall become immediately due and payable without further notice or demand irrespective of any maturity dates established prior thereto. However, no such termination shall release or abrogate any security interest held by Factor in any collateral of Company until all of Company's Obligations to Factor, including commissions, interest and all costs, expenses and attorneys' fees as herein provided, are paid in full. In the event that Factor shall cease to act as factor for Company, Company agrees to furnish Factor with indemnity satisfactory to Factor that will protect Factor against possible charges to Company under the terms of this Agreement and with a release satisfactory to Factor of all claims Company may have against Factor and until Company does so, Factor may hold any balance remaining to Company's credit in the Reserve Account as security for all Obligations of Company to Factor. Company shall pay Factor upon demand all costs and expenses, including reasonable attorneys' fees, incurred by Factor to obtain or enforce payment of any Obligations due from Company to Factor or in the prosecution or successful defense of any action or proceeding concerning any matter arising out of or related to this Agreement, the factoring of the Company's Accounts Receivable by Factor, or any Obligations owing by Company to Factor.

19.            Lien Perfection. Company agrees to execute and deliver to Factor all financing statements provided for by the Uniform Commercial Code and all other documents or instruments which may be required by law or which Factor may request to perfect its first priority security interest hereunder and to cooperate with Factor in the filing, recording or renewal thereof, and to pay all filing and recording fees and expenses related thereto, and Company authorizes Factor and any Person whom Factor designates as Company's attorney with power to sign Company's name thereon. This power being coupled with an interest is irrevocable as long as Company is indebted to Factor in any manner. Company shall execute, acknowledge and/or deliver such other Instruments as assurances as may reasonably be requested to effectuate the purposes of this Agreement. At Factor's option, this Agreement may be filed as a financing statement.

20.            Preferences. Company shall indemnify and hold Factor harmless from any loss, damage or expense (including attorneys' fees) incurred by Factor as a result of a claim made at any time against Factor for the repayment or recovery of any amount received by Factor in payment of any Company Risk Account Receivable by the payor or legal representative thereof (including a trustee in bankruptcy or assignee for the benefit of creditors) on the grounds of preference under the provisions of the Bankruptcy Code or any other federal or state insolvency law. If such claim is ever made against Factor, in addition to all of Factor's other rights under this Agreement, Company shall pay to Factor on demand the full net face amount of any such Company Risk Account Receivable, or if Factor so elects, Factor shall have the right to charge against the Reserve Account the full net face amount of any such Company Risk Account Receivable, but such charge back shall not be deemed a reassignment thereof The provisions of this Section 20 shall survive the termination of this Agreement and the payment in full of the Obligations.

21.           Notices. Any notices, demands, consents, or other writings or communications permitted or required by this Agreement shall be given by facsimile transmitter, overnight air courier or certified mail, return receipt requested, addressed to the party to be notified as follows:

(a)	If to Factor:Capstone Business Credit, LLC
b 1350 Avenue of the Americas, 24th Floor New York, NY 10019
Facsimile No.: 212-755-6833

(b)	b If to Company:Harbrew Imports, Ltd.
102 Buffalo Ave.
Freeport, NY 11520
Facsimile No.: 516-377-2509

or to such other address as each party may designate for itself by notice given in accordance with this Section 21. Any written notice or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.

22.            ACH Authorization. In order to satisfy any of the Obligations, Factor is hereby authorized by Company to initiate electronic debit or credit entries through the ACH system to any deposit account maintained by Company wherever located.

23.            Miscellaneous. This Agreement, together with any supplement hereto, contains the entire agreement between the parties, and cannot be modified, altered, changed or amended orally. This Agreement is intended solely for the benefit of Factor and Company, and no other person or party (including any guarantor), is intended to be benefited hereby in any way. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. Failure of Factor to exercise any rights granted to it hereunder upon any breach or default by Company shall not be deemed a waiver thereof in the event of further breaches or defaults. The remedies of Factor hereunder shall be deemed to be cumulative and not exclusive. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns and shall become effective only from the date of Factor's written acceptance. This Agreement is made and accepted and shall be construed, interpreted and enforced in accordance with the laws of the State of New York, without regard to conflict of law principles, and Company irrevocably consents and submits to the jurisdiction of state courts of, and federal courts in, the State of New York, for the purpose of any suit, action or proceeding relating hereto.

24.            WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, FACTOR AND COMPANY HEREBY WAIVE, IRREVOCABLY AND UNCONDITIONALLY, TRIAL BY JURY IN ANY ACTION BROUGHT ON, UNDER OR BY VIRTUE OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY SUPPLEMENT HERETO OR ANY OF THE OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY CLAIM, DEFENSE, RIGHT OF SETOFF OR OTHER ACTION PERTAINING HERETO, OR TO ANY OF THE FOREGOING.

25.            Electronic Data Transmission. Factor may authorize Company to send to Factor or receive from Factor assignments, invoices, credit memoranda, credit approval requests, credit approvals, and other reports to be delivered to or transmitted by Factor under this Agreement by electronic means (each, an "Electronic Transmission"). Any documents authorized by Factor to be sent by Electronic Transmission shall be deemed (a) to have been transmitted by a Person duly authorized to do so, and (b) to have been received by the Person for whom such documents were intended on the actual date of receipt of such documents, unless such day is not a business day, in which event such documents shall be deemed to have been received on the first business day following actual receipt. Each party may rely upon, and assume the authenticity of, any signatures contained in any documents Factor authorizes to be transmitted by Electronic Transmission, and such signatures shall have the same effect and weight as original signatures and shall be sufficient to satisfy the requirements of the Uniform Commercial Code or any applicable statute, rule of law, or rule of evidence. Electronic Transmissions which are not readily capable of bearing either a signature or a reproduction of a signature (e.g., e-mail transmissions) shall be deemed signed, for purposes of the Uniform Commercial Code and all other rules of law and evidence, if they contain the name or an abbreviation of the name of the party sending the Electronic Transmission, it being agreed that such name or abbreviation serves as a symbol adopted by the sender with the intent to authenticate such writing. On the request of either party, the other party shall immediately confirm the receipt of any documents transmitted by Electronic Transmission. The sender of any documents transmitted by Electronic Transmission shall maintain backup paper documents for such documents until at least the third anniversary of the date of the termination of this Agreement and shall, on request of the receiving party, furnish such backup paper documents within two business days of the receipt of a request therefor. Each party may rely upon documents authorized by Factor to be sent by Electronic Transmission to the same extent as if original documents had been personally delivered.

26.            Fees. Company agrees to remit to Factor:

26.1         The fees set forth herein in the amounts and on the dates set forth herein and authorizes Factor to collect such fees on their respective due dates by charging Company's Reserve Account;

26.2          Any Misdirected Payment Fee immediately upon its accrual;

26.3          The Missing Notation Fee on any Invoice that is sent by Company to a Customer which does not contain the notice as required by Exhibit B hereof;

26.4          All past due amounts due from Company to Factor hereunder; and

26.5          The out-of-pocket expenses directly incurred by Factor in the administration of this Agreement such as wire transfer fees, postage and audit fees. Company shall not be required to pay (a) for more than two audits per twelve-month period unless an Event of Default has occurred, (b) more than $4,500.00 per audit.

27.            Special Covenants. For so long as any of the Obligations are outstanding, Company covenants that, unless otherwise consented to by Factor in writing, it shall comply with the covenants set forth in Schedule A attached hereto.

28.            Clearance Days. For all purposes under this Agreement, Clearance Days will be added to the date on which Factor receives any payment.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

HARBREW IMPORTS, LTD.

By:	/s/ Richard DeCicco
Name: Richard DeCicco
Title: President

Accepted by Factor:

CAPSTONE BUSINESS CREDIT, LLC

/s/ Joseph Ingrassia
Name: Joseph Ingrassia
Title: Managing Member

EXHIBIT A
to
Factoring Agreement
1.Description of Collateral:

(a) All inventory and goods, including without limitation, all inventory and goods held for sale or lease or to be furnished under contracts of service, raw materials, work in process, finished goods, goods in transit, advertising, packaging and shipping materials, and all designs, creations, patterns, styles, samples and all other material and supplies (collectively, the "Inventory");

(b) All documents, including without limitation, documents of transport, payment and title relating to any of the foregoing and all such other documents as are made available to Company for the purpose of ultimate sale or exchange of goods or for the purpose of loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with goods in a manner preliminary to their sale or exchange;

(c) All rights, claims, rights of offset, rights of return, actions and causes of action against any Person, including without limitation, those arising out of the purchase by Company of any of its Inventory including, without limitation, the supplier orders, and all rights of stoppage in transit, replevin, reclamation and rights of any unpaid vendor or as a lienor;

(d) All equipment, machinery, fixtures, trade fixtures, vehicles, furnishings, furniture supplies, materials, tools, machine tools, office equipment, appliances, apparatus, dies, jigs, and chattels; trucks, trailers, loaders and other vehicles and all replacements and substitutions therefore and all accessories thereto;

(e) All of Company's now owned or hereafter acquired General Intangibles; including, without limitation, trademarks, tradenames, tradestyles, trade secrets, equipment formulation, manufacturing procedures, quality control procedures, product specifications, patents, patent applications, copyrights, registrations, contract rights, choses in action, causes of action, corporate or other business records, inventions, designs, goodwill, claims under guarantees, licenses, franchises, tax refunds, tax refund claims, computer programs, computer data bases, computer program flow diagrams, source codes, object codes and all other intangible property of every kind and nature;

(f) All of Company's now owned or hereafter acquired Accounts and contract rights, Instruments, insurance proceeds, Documents, Chattel Paper, letters of credit and Company's rights to receive payment thereunder, any and all rights to the payment or receipt of money or other forms of consideration of any kind at any time now or hereafter owing or to be owing to Company ("Receivables"), all proceeds thereof and all files in which Company has any interest whatsoever containing information identifying or pertaining to any of Company's Receivables, together with all of Company's rights to any merchandise which is represented thereby, and all Company's right, title, security and guarantees with respect to each Receivable, including, without limitation, all rights of stoppage in transit, replevin and reclamation and all rights as an unpaid vendor;

A-1

(g) All of Company's now owned and hereafter acquired investment property, including, without limitation, securities (whether certificated or uncertificated, securities entitlements, securities accounts, commodities accounts, and commodities contracts;

(h) All representations, liens on real or personal property, leases and other agreements and property which in any way secures or relates to the foregoing, or are acquired for the purpose of securing and enforcing any item thereof;

(i) (1) all cash held as collateral to the extent not otherwise constituting collateral, all other cash or property at any time on deposit with or held by lender for the account of Company (whether for safekeeping, custody, pledge, transmission or otherwise), (2) all present or future deposit accounts (whether time or demand or interest or non-interest bearing) of Company with Lender any other Person including those to which any such cash may at any time and from time to time be credited, (3) all investments and reinvestments (however evidenced) of amounts from time to time credited to such accounts, and (4) all interest, dividends, distributions and other proceeds payable on or with respect to (x) such investments and reinvestments and (y) such accounts;

(j)  All Instruments, Chattel Paper, Documents, and contract rights and other rights, irrespective of when acquired; and

(k) All proceeds, insurance proceeds, products and accessions of or to any and all of the foregoing, and all collateral and security for, and guarantees of, any and all of the foregoing, and all books and records relating to any and all of the foregoing (including without limitation, any and all microfilm, microfiche, computer programs and records, source materials, tapes and discs) and all equipment containing said books and records.

A-2

EXHIBIT B
TO
FACTORING AGREEMENT

"This invoice has been sold and assigned to CAPSTONE BUSINESS CREDIT, LLC ("Company"), and has been reassigned by Company to CIT Commercial Services, Inc., by whom it is now owned and to whom it is exclusively payable at the following address:

CIT Group/Commercial Service, Inc.
POST OFFICE BOX 1036
Charlotte, NC 28201-1036

Prompt notice must be given to CIT Group/Commercial Service, Inc., of any merchandise returns and any claims or disputes whether based on shortages, non-delivery, offsets or any other claim."

B-1

EXHIBIT C

Letter Of Acceptance

[Attached]

Capstone Business Credit, LLC
1350 Avenue of the Americas, 24th Floor
New York, NY 10019
Tel: 212 755 3636
Fax: 212 755 6833
e-mail: crice@capstonetrade.corn

Mr. John Doe
Controller
Sam's Club, Inc.
Address
City, State, Zip

RE:

PO Number	PO Date	Invoice Number	Invoice Date	Terms	Invoice Amt.

Dear Mr. Doe,

We are a finance company and assignee for the above named entity, providing funding during a period of rapid growth and expansion. Attached is a letter from that company authorizing all payments to be sent directly and solely to Capstone Business Credit, LLC.

By signing at the bottom and returning this letter to us by fax, you will acknowledge to us both your understanding of the foregoing, and the correctness of the above invoice numbers pursuant to the terms immediately above your signature.

Sincerely,

Joseph F. Ingrassia
Managing Member

The undersigned acknowledges to Capstone Business Credit, LLC that the above invoice amounts are correct and owing: that the work and/or merchandise has been completed and accepted and that there are not now nor will there be, any setoffs beyond 10% of the invoice amount(s); and that there will be no claims against the. funds paid. Neither Capstone nor its agents have made any representations except as herein set forth. This estoppel is not subject to modification. New York law shall apply hereto.

Authorized Signature	Title

C-1

SCHEDULE A
TO FACTORING AGREEMENT

Special Covenants

1.
No Material Change or Change of Control. Absent prior written consent from Factor, Company shall not (a) make or permit any material change in the nature of its business as carried on as of the Effective Date, or (b) allow to occur a Change of Control.

"Change of Control" shall mean, on or after the Effective Date, that any change in the composition of Company's stockholders as of the Effective Date shall occur which would result in any stockholder or group acquiring 20% or more of any class of the capital stock of Company, or that any Person or entity (or group of Persons or entities acting in concert) shall otherwise acquire, directly or indirectly, the power to elect a majority of the Board of Directors of Company or otherwise direct the management or affairs of Company by obtaining proxies, entering into voting agreements or trusts, acquiring securities or otherwise.

2.
Negative Pledge. Company shall not create, incur, assume or permit to exist any lien upon or with respect to any Collateral now owned or hereafter acquired by Company, except for liens in favor of Lender or Factor.

Schedule B-2